UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2005

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas	71731-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Certificate of Incorporation

On May 11, 2005, Murphy Oil Corporation’s stockholders voted to amend the Fourth Article of the Company’s Certificate of Incorporation to authorize the Company to issue up to 450 million shares of $1.00 par value Common Stock. Prior to this amendment, the Company was authorized to issue up to 200 million shares of Common Stock.

Item 7.01. Regulation FD Disclosure

On May 11, 2005, Murphy Oil Corporation’s Board of Directors declared a two-for-one stock split of the Company’s Common Stock. The split is effective on June 3, 2005 to holders of record as of the close of business on May 20, 2005.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

3.1	The Certificate of Amendment of Certificate of Incorporation of Murphy Oil Corporation as amended as approved by vote of shareholders effective May 11, 2005 is attached hereto as Exhibit 3.1.

99.1	A news release dated May 11, 2005 announcing that Murphy Oil’s Board of Directors has declared a two-for-one stock split of the Company’s Common Stock effective June 3, 2005 to holders of record as of the close of business on May 20, 2005 is attached hereto as Exhibit 99.1.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart Controller

Date: May 11, 2005

Exhibit Index

3.1	Certificate of Amendment of Certificate of Incorporation of Murphy Oil Corporation as amended effective May 11, 2005.

99.1	A news release dated May 11, 2005 announcing that Murphy Oil’s Board of Directors has declared a two-for-one stock split of the Company’s Common Stock effective June 3, 2005 to holders of record as of the close of business on May 20, 2005.